EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the accompanying Quarterly Report of Equus Capital Partners, L.P. (the “Partnership”) on Form 10-Q for the period ended September 30, 2003 (the “Report”), we, Sam P. Douglass, Chairman and Chief Executive Officer of Equus Capital Corporation, the Managing General Partner, and Nolan Lehmann, President and Principal Financial and Accounting Officer of Equus Capital Corporation, the Managing General Partner, hereby certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: November 14, 2003

/s/ Sam P. Douglass

Sam P. Douglass Chairman Chief Executive Officer of Equus Capital Corporation Managing General Partner

/s/ Nolan Lehmann

Nolan Lehmann President Principal Financial and Accounting Officer of Equus Capital Corporation Managing General Partner